Exhibit 99.2

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (the “Agreement”), is entered into as of September 30, 2003 (the “Effective Date”) by and between Altris Software, Inc., a California corporation (the “Company”), Spescom Limited, a corporation organized under the laws of South Africa (“Spescom”), and Spescom Ltd., a United Kingdom corporation (“Spescom UK”), who agree as follows:

Recitals

A.                                   The Company is indebted to Spescom and Spescom UK in the aggregate amount of $5,791,102.85 (collectively, the “Indebtedness”), including unpaid interest through August 31, 2003, evidenced by a Promissory Note dated February 15, 2002 executed by the Company in favor of Spescom in the amount of $1,235,076, a Promissory Note dated February 15, 2002 executed by the Company in favor of Spescom UK in the amount of $1,810,383, a Secured Promissory Note dated March 15, 2002 executed by the Company in favor of Spescom UK in the amount of $400,000, a Secured Promissory Note dated April 19, 2002 executed by the Company in favor of Spescom UK in the amount of $500,000, and a Secured Promissory Note dated May 31, 2002 executed by the Company in favor of Spescom UK in the amount of $700,000 (collectively, the “Promissory Notes”), all of which are secured by the Security Agreements (as defined below), as well as accounts payable due to Spescom UK in the amount of $492,046.40 (the “Accounts Payable”).

B.                                     To facilitate the Company’s efforts to obtain additional financing from certain investors, the Company has proposed that it satisfy a certain amount of the Indebtedness by converting such amount into an aggregate of 5,291 shares of the Company’s Series F Convertible Preferred Stock (the “Preferred Shares”), and each of Spescom and Spescom UK is willing to agree to convert such amount of Indebtedness into Preferred Shares on the terms and conditions set forth in this Agreement.

C.                                     The Preferred Shares shall have the rights, preferences, privileges and restrictions as set forth on the Company’s Certificate of Determination in the form attached hereto as Exhibit A (the “Certificate of Determination”) and to be filed with the California Secretary of State in accordance herewith.

Agreement

1.                                       Definitions. For purposes of this Agreement, the following definitions shall apply:

1.1.                              The term “Affiliate” of a Person means any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person.

1.2.                              The term “Annual Plan” has the meaning set forth in Section 8.1.10.

1.3.                              The term “Closing” has the meaning set forth in Section 3.1.

1.4.                              The term “Closing Date” has the meaning set forth in Section 3.1.

1.5.                              The term “control” (including the terms “controlling,” “controlled by” and “under common control”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise.

1.6.                              The term “Damages” has the meaning set forth in Section 9.1.

1.7.                              The term “Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

1.8.                              The term “ERISA” has the meaning set forth in Section 4.26.

1.9.                              The term “Exchange Act” has the meaning set forth in Section 4.8.

1.10.                        The term “GAAP” has the meaning set forth in Section 4.7.

1.11.                        The term “Indemnified Persons” has the meaning set forth in Section 9.1.

1.12.                        The term “Material Adverse Event” means any event or circumstance, or set of events or circumstances, individually or collectively, that reasonably would be expected to result in any (i) material adverse effect upon the validity or enforceability of any of the Operative Documents, or (ii) material and adverse effect on the financial condition of the Company and its Subsidiaries, taken as a whole, as represented by the Company herein or in the financial statements of the Company at and for the period ended June 30, 2003 delivered to Spescom and/or Spescom UK in connection herewith.

1.13.                        The term “Notice” has the meaning set forth in Section 11.9.

1.14.                        The term “Operative Documents” has the meaning set forth in Section 4.1.1.

1.15.                        The term “PBGC” has the meaning set forth in Section 4.26.

1.16.                        The term “parties” means the Company, Spescom, and Spescom UK collectively.

1.17.                        The term “Person” means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

1.18.                        The term “Plan” has the meaning set forth in Section 4.26.

1.19.                        The term “Proceeding” has the meaning set forth in Section 10.4.

1.20.                        The term “Registration Rights Agreement” has the meaning set forth in Section 3.2.4.

1.21.                        The term “SEC” means the United States Securities and Exchange Commission.

1.22.                        The term “SEC Reports” has the meaning set forth in Section 4.8.

1.23.                        The term “Securities Act” means the Securities Act of 1933, as amended.

1.24.                        The term “Security Agreements” means individually and collectively: (a) the Security Agreement dated February 15, 2002 between the Company and Spescom UK; (b) the Security Agreement dated March 15, 2002 between the Company and Spescom UK; and (c) the Pledge Agreement dated March 15, 2002 between the Company and Spescom UK.

1.25.                        The terms “Subsidiary” or “Subsidiaries” have the meaning set forth in Section 4.1.2.

1.26.                        The term “Transactions” means the transactions contemplated by the Operative Documents.

2.                                       Debt Conversion.

2.1.                              The parties acknowledge and agree that as of August 31, 2003, the total outstanding amount of indebtedness owing by the Company to Spescom or any of its Subsidiaries is $5,791,102.85, including the principal amount of any obligation and interest and other amounts accrued or accruing up to and including the date hereof and that additional amounts, whether in the form of interest, compensation for additional services provided to the Company or otherwise, can be expected to be incurred or accrue from the date hereof through the Closing Date (as defined below).  All such indebtedness of the Company to Spescom or any of its Subsidiaries (including without limitation Spescom UK) outstanding as of the Closing Date is hereinafter referred to collectively as the “Closing Date Indebtedness”.  Subject to the terms and conditions set forth herein, on the Closing Date, all of the Closing Date Indebtedness, other than $500,000 of the Closing Date Indebtedness owing to Spescom UK (the “Unsatisfied Indebtedness), shall be automatically converted into (a) 1,302 Preferred Shares issued to Spescom, and Spescom shall be deemed to be the holder of those Preferred Shares without any further action by the parties; and (b)  3,989 Preferred Shares issued to Spescom UK, and Spescom UK shall be deemed to be the holder of those Preferred Shares without any further action by the parties.  Upon such conversion, all of the Closing Date Indebtedness other than the Unsatisfied Indebtedness shall be deemed fully satisfied and discharged.

2.2.                              Notwithstanding anything herein to the contrary, $500,000 of the Closing Date Indebtedness shall not be deemed satisfied by a conversion into Preferred Shares as described in Section 2.1 above.  The Unsatisfied Indebtedness shall constitute $500,000 in principal owing under the promissory notes dated March 15, 2002 (in the original principal amount of $400,000, all of which shall remain Unsatisfied Indebtedness) and April 19, 2002 (in the original principal amount of $500,000, of which $100,000 shall remain Unsatisfied Indebtedness) of the Company payable to Spescom UK.  Spescom UK shall retain all of its rights with respect to such Unsatisfied Indebtedness under the terms of such Promissory Notes, which shall remain outstanding and owing to the extent of $500,000 as provided for above and all interest and other amounts that accrue thereunder from and after the Closing Date.  In addition, the Security Agreement dated March 15, 2002 and the Pledge Agreement dated March 15, 2002, both between the Company and Spescom UK, shall remain in full force and effect as to the Unsatisfied Indebtedness.

3.                                       Closing.

3.1.                              The closing (the “Closing”) of the Transaction shall take place at the offices of Solomon Ward Seidenwurm & Smith, LLP, 401 B Street, Suite 1200, San Diego, California as soon thereafter as all the conditions set forth in this Agreement have been satisfied or waived, or such other time as the parties may agree, but in no event later than September 30, 2003 (which time and place are designated herein as the “Closing” and the date thereof as the “Closing Date”).

3.2.                              At the Closing, the Company shall deliver the following to Spescom and Spescom UK:

3.2.1.                     certificates representing the Preferred Shares;

3.2.2.                     the certificates referred to in Sections 7.6 and 7.7 of this Agreement;

3.2.3.                     the legal opinion referred to in Section 7.9 of this Agreement; and

3.2.4.                     a duly executed copy of the Registration Rights Agreement in the form attached to this Agreement as Exhibit B (the “Registration Rights Agreement”);

3.3.                              At the Closing, each of Spescom and Spescom UK shall deliver the following to the Company:

3.3.1.                     original Promissory Notes representing at least the amount of the Indebtedness (less the amount of the Accounts Payable) converted into Preferred Shares under this Agreement, marked “cancelled,” to the extent satisfied in full by such conversion into Preferred Shares;

3.3.2.                     a copy of the Promissory Notes representing the Unsatisfied Indebtedness, duly marked to indicate the satisfaction in full of all amounts other than principal in the amount of $500,000;

3.3.3.                     any documents reasonably requested by the Company to terminate the security interests of Spescom or Spescom UK securing the Closing Date Indebtedness other than the Unsatisfied Indebtedness; and

3.3.4.                     a duly executed copy of the Registration Rights Agreement.

4.                                       Representations and Warranties of the Company.  The Company represents and warrants to each of Spescom and Spescom UK that the following are true and accurate as of the Effective Date and as of the Closing Date.  Except as may be set forth in the Disclosure Schedule attached hereto:

4.1.                              Corporate Status.

4.1.1.                     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement, the Certificate of Determination, the Registration Rights Agreement, and any other document executed, delivered and/or filed by the Company in connection with this Agreement (collectively, the “Operative Documents”).  The Company is qualified to do business and is in good standing in each state or other jurisdiction in which such qualification is necessary under applicable law, except where the failure to so qualify would not cause a Material Adverse Event.

4.1.2.                     Schedule 4.1.2 sets forth a complete list of each corporation, partnership, joint venture, limited liability company or other business organization in which the Company owns, directly or indirectly, any capital stock or other equity interest (the “Subsidiary” or, collectively, the “Subsidiaries”), or with respect to which the Company or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization, and, if the Company does not directly or indirectly own 100% of the outstanding equity interests in the entities so listed on Schedule 4.1.2, the percentage interest so owned by the Company or any Subsidiary.  Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or other organization as indicated on Schedule 4.1.2, each has all requisite power and authority and holds all material licenses, permits and other required authorizations from government authorities necessary to own its properties and assets and to conduct its business as now being conducted, and each is qualified to do business as a foreign corporation (or business organization) and is in good standing in every jurisdiction in which such qualification is necessary under applicable law, except where the failure to so qualify would not cause a Material Adverse Event.  All of the outstanding shares of capital stock, or other equity interest, of each Subsidiary owned, directly or indirectly, by the Company have been validly issued, are fully paid and nonassessable, and are owned by the Company free and clear of all Encumbrances, other than Encumbrances securing indebtedness to Spescom or Spescom UK.

4.2.                              Capitalization.

4.2.1.                     Immediately prior to the Closing, the authorized capital stock of the Company will consist of (i) 1,000,000 shares of Preferred Shares, of which no shares are issued and outstanding, and (ii) 40,000,000 shares of Common Stock, of which 32,922,278 shares are issued and outstanding.  All shares of capital stock outstanding have been validly issued and are fully paid and nonassessable.  There are no statutory or contractual preemptive rights, rights of first refusal, antidilution rights, or any similar rights held by any party with respect to the issuance of Preferred Shares.

4.2.2.                     The Company has not granted, or agreed to grant or issue, any options, warrants or rights to purchase or acquire from the Company any shares of capital stock of the Company, there are no securities outstanding or committed to be issued by the Company or any Subsidiary which are convertible into or exchangeable for any shares of capital stock or other securities of the Company, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions as to which the Company is a party, or by which it is bound, requiring or restricting the issuance of any shares of capital stock or other securities of the Company, whether or not outstanding except for (i) options to purchase an aggregate of 2,055,750 shares of the Company’s Common Stock outstanding under its Amended and Restated 1996 Stock Incentive

Plan, (ii) options to purchase an aggregate of 2,580,000 shares of the Company’s Common Stock which are subject to shareholder approval, (iii) an option  issued to Pancar LLC to purchase an aggregate of 2,500,000 shares of the Company’s Common Stock, (iv) an obligation to issue 90,000 shares of the Company’s Common Stock to CEOCast, and (v) warrants to acquire shares of  Common Stock as identified on Schedule 4.2.2.  All such shares have been duly reserved for issuance, have been duly and validly authorized, and upon issuance in accordance with the terms of the respective instruments and receipt of payment therefor, will be validly issued, fully paid, and nonassessable.

4.2.3.                     The Preferred Shares that are being acquired by Spescom and Spescom UK, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

4.3.                              Authorization. The Company has full legal right, power and authority to enter into and perform its obligations under the Operative Documents without the consent or approval of any other person, firm, governmental agency, or other legal entity, except as contemplated hereby or thereby.  The execution and delivery of this Agreement, the issuance of the Preferred Shares hereunder, the execution and delivery of each other document in connection herewith or therewith to which the Company is a party, and the performance by the Company of its obligations hereunder or thereunder are within the corporate powers of the Company and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with (i) the Articles of Incorporation or Bylaws of the Company, (ii) any material agreement to which the Company or any of its Subsidiaries is a party or by which any of them or their properties is bound, or constitute a default thereunder, or result in the creation or imposition of any Encumbrance upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument, or (iii) violate any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency.  The officer executing this Agreement,  and any other document executed and delivered by the Company  in connection herewith or therewith, is duly authorized to act on behalf of the Company.

4.4.                              Validity and Binding Effect.  Each of the Operative Documents is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

4.5.                              Contracts and Other Commitments.  Except as disclosed on Schedule 4.5 and except where a breach or default therein would not reasonably individually or in the aggregate cause a Material Adverse Event, the Company and its Subsidiaries do not have and are not bound by any loans, liens, pledges, security interests agreements, indentures or other instruments defining the rights of security holders, under any securities or other financings upon which the Company or any Subsidiary is obligated or by which the Company is bound.

4.6.                              Litigation.  There is no litigation, arbitration, claim, proceeding or investigation pending or threatened in writing to which the Company or any Subsidiary is a party or to which any of its respective properties or assets is the subject which, if determined adversely to the Company or such Subsidiary, would individually or in the aggregate cause a Material Adverse Event.

4.7.                              Financial Statements. The consolidated financial statements of the Company and its Subsidiaries for the fiscal years ended September 30, 2001 and 2002, and the unaudited consolidated financial statements as of and for the nine months ended June 30, 2003, and the related notes, copies of which the Company previously has delivered to Spescom fairly present the financial position, results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries, at the respective dates of and for the periods to which they apply in such financial statements, and have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout the periods indicated, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the most recent audited consolidated  financial statements).  No financial statements of any other Person(s) are required by GAAP to be included in the consolidated financial statements of the Company.

4.8.                              SEC Reports. The Company’s Common Stock traded on the OTC Bulletin Board and has been duly registered with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Except as set forth in Schedule 4.8, since July 1, 2002, the Company has timely filed all reports, registrations, proxy or information statements, and all other documents, together with any amendments required to be made thereto, required to be filed with the SEC under the Securities Act and the Exchange Act (collectively, the “SEC Reports”).  As of their respective dates, the SEC Reports filed since July 1, 2002 complied in all material respects with all rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.9.                              Absence of Changes. Except as set forth in Schedule 4.9 and the Company’s unaudited financial statements for the nine-month period ended June 30, 2003 (i)  neither the Company nor any of its Subsidiaries have incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its Subsidiaries, taken as a whole, (ii) neither the Company nor any of its Subsidiaries have purchased any of its outstanding capital stock or declared, or paid any dividend or other distribution or payment in respect of its capital stock, (iii) there has not been any change in the authorized or issued capital stock, long-term debt, or short-term debt of the Company, and (iv)  there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of the Company or any Subsidiary, taken as a whole.

4.10.                        No Defaults. Except as set forth on Schedule 4.10 and except where a default or event of default does not and would not constitute a Material Adverse Event, no default or event of default by the Company or any Subsidiary exists under any of the Operative Documents, or under any contract, or other material instrument or agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its respective properties may be bound, except for any such default or event of default which would not reasonably be expected to cause a Material Adverse Event, and no event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default thereunder.

4.11.                        Compliance With Law. The Company has complied with and is in compliance with all foreign, federal, state or local laws, regulations, decrees and orders applicable to it (including but not limited to the Foreign Corrupt Practices Act, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition) to the extent that noncompliance, in the aggregate, would not reasonably be expected to cause a Material Adverse Event.

4.12.                        Taxes. Except as set forth on Schedule 4.12, the Company and its Subsidiaries have filed or caused to be filed all federal, state and local income, excise and franchise tax returns required to be filed (except for returns that have been appropriately extended), and have paid, or provided for the payment of, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved), and the Company does not know of any proposed assessment for additional taxes or any basis therefor.  No tax liens have been filed against the Company or its properties.  The Company’s federal income tax liability has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended December 31, 2001, or closed by applicable statutes of limitation.

4.13.                        Certain Transactions. Except as set forth in the most recent annual report on Form 10-K or quarterly report on Form 10-Q filed by the Company with the SEC and except as to indebtedness incurred in the ordinary course of business or approved by the Board of Directors of the Company, neither the Company nor any Subsidiary is indebted, directly or indirectly, to any of its officers or directors, or to their respective spouses or children, or to any affiliate, in excess of an aggregate amount of $60,000, and none of such officers or directors or any members of their immediate families or affiliates, are indebted to the Company or any Subsidiary in excess of an aggregate amount of $60,000, or have any direct or indirect ownership interest in any firm or corporation with which the Company or any Subsidiary is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company or any Subsidiary, except that the Company’s officers and directors may own individually no more than 1% of the outstanding capital stock of any publicly traded company which competes directly with the Company.  Except as set forth in the SEC Reports, no officer or director of the Company or any Subsidiary or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company or any Subsidiary that would require disclosure under Item 404 of Regulation S-K.  Except for guaranties by the Company of obligations of any Subsidiary and guaranties by any such Subsidiary of obligations of the Company or any other Subsidiary, neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other Person, firm or corporation.

4.14.                        Title to Property. The Company and each Subsidiary has good and marketable title to all of the real and personal property owned by it, free and clear of all Encumbrances, other than (a) liens for taxes not yet due, (b) imperfections in title, if any, not material in amount and which, individually or in the aggregate, do not materially interfere with the conduct of the business of the Company or the use of its assets, (c) liens in the ordinary course of business consistent with past practice, (d) installments of special assessments not yet delinquent, recorded easements, covenants and other restrictions, and utility easements, building restrictions, zoning restrictions and other easements and restrictions existing generally with respect to properties of a similar character, and (e) Encumbrances securing indebtedness to Spescom or Spescom UK.  Any real property and buildings held under lease by the Company or any Subsidiary are held under valid existing and enforceable leases.

4.15.                        Intellectual Property.

4.15.1.               To the Company’s knowledge, the Company is the lawful owner or has a valid right to use the proprietary information used in its business free and clear of any claim, right, trademark, patent or copyright protection of any third party.  As used herein, “proprietary information” includes without limitation (i) any computer software and related documentation, inventions, technical and nontechnical data related thereto, and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by the Company or any Subsidiary or marketing studies conducted by the Company, all of which the Company considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties other than customers in the ordinary course of business.

4.15.2.               To the Company’s knowledge, the Company has good and marketable title to or has a valid right to use all patents, trademarks, trade names, service marks, copyrights or other intangible property rights, and registrations or applications for registration thereof, owned by the Company or any Subsidiary or used or required by the Company or any Subsidiary in the operation of its business as presently being conducted.

4.15.3.               The Company has no knowledge of any infringements or conflict with asserted rights of others with respect to copyrights, patents, trademarks, service marks, trade names, trade secrets or other intangible property rights or know-how which could cause a Material Adverse Event.  To the Company’s knowledge, no products or processes of the Company infringe or conflict with any rights of patent or copyright, or any discovery, invention product or process, that is the subject of a patent or copyright application or registration known to the Company.  The Company follows such procedures as the Company deems necessary or appropriate to provide reasonable protection of the Company’s trade secrets and proprietary rights in intellectual property of all kinds.  To the knowledge of the Company, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the knowledge of the Company, no person employed by or affiliated with the Company has violated any confidential relationship that such person may have had with any third person, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company.

4.16.                        Environmental Matters. The Company has duly complied in all material respects with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance in all material respects with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder except to the extent that the violation thereof would not reasonably be expected to cause a Material Adverse Event.  The Company has been issued and will maintain all required material federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions; (ii) discharges to surface water or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (vi) other environmental, health or safety matters, except to the extent that the absence thereof would not reasonably be expected to cause a Material Adverse Event.  The Company has not during the two years prior to the date hereof received notice of, does not know of, and does not suspect facts which might constitute a material violation of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities.  Except in accordance with a valid governmental permit, license, certificate or approval, there has been no material emission, spill, release or discharge by the Company into or upon (i) the air; (ii) soils, or any improvements located thereon; (iii) surface water or groundwater; or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises, except to the extent that any such emission, spill, release or discharge would not reasonably be expected to cause a Material Adverse Event.  During the two years prior to the date hereof, there has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (i) air emissions; (ii) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (vi) other environmental, health or safety matters materially affecting the Company or its business, operations, assets, equipment, property, leaseholds or other facilities.  The Company does not have any material indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

4.17.                        Accounting Matters. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for the assets of the Company and each of its Subsidiaries; (iii) access to the assets of the Company and each of its Subsidiaries is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets of the Company and each of its Subsidiaries are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.18.                        Distributions to the Company. Except as set forth in Schedule 4.18 and except for limitations existing under applicable law, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary, or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

4.19.                        Prior Sales. All offers and sales of the Company’s capital stock prior to the date hereof were at all relevant times (i) exempt from the registration requirements of the Securities Act or were duly registered under the Securities Act, and (ii) were duly registered or were the subject of an available exemption from the registration requirements of all applicable state securities or Blue Sky laws.

4.20.                        Regulatory Compliance. The conduct of the business and the ownership of the assets of the Company is not dependent on any license, permit, approval, waiver or other authorization of any federal, state or local governmental or regulatory body which the Company has not obtained, except to the extent that the absence thereof would not reasonably be expected to cause a Material Adverse Event.  All material licenses, permits and authorizations held by the Company are in full force and effect.

4.21.                        Limited Offering. Subject in part to the truth and accuracy of Spescom’s  and Spescom UK’s representations set forth in this Agreement, the offer, sale and issuance of the Preferred Shares is exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

4.22.                        Registration Obligations. Except as described in Schedule 4.22, the Company is not under any obligation to register under the Securities Act or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that are proposed by resolution of the Company’s Board of Directors to be subsequently issued.

4.23.                        Insurance. The Company has maintained, and has caused each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as are customary for corporations of comparable size and condition (financial and otherwise) engaged in the same or a similar business and owning and operating similar properties.

4.24.                        Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company’s valid execution, delivery, or performance of this Agreement by the Company, except such filings as have been made prior to the Closing, notices of sale required to be filed with the SEC under Regulation D of the Securities Act, or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

4.25.                        Employees. To the best of the Company’s knowledge, there is no strike, labor dispute or union organization activities pending or threatened between it and its employees.  None of the Company’s employees belongs to any union or collective bargaining unit.  To the knowledge of the Company, the Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment.  To the knowledge of the Company, no employee of the Company is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, or any other party because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use by the employee of his or her best efforts with respect to such business.  Other than as set forth on Schedule 4.25 hereto and its Amended and Restated 1996 Stock Incentive Plan, the Company is not a party to or bound by any employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.  There are no threatened or pending claims by or on behalf of any such benefit plan, or any employee covered under any such plan that allege a breach of fiduciary duties or violation of other applicable state or federal law, nor is there any basis for such a claim. To the knowledge of the Company, it is not aware that any officer or key employee, or that any group of key employees, intends to terminate employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.  Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

4.26.                        ERISA. The Company is in compliance in all material respects with all applicable provisions of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. SS 1001 et seq. (1975), as amended from time to time (“ERISA”). Neither a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any “pension plan” (as such term is defined in ERISA, a “Plan”); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation (together with any entity succeeding to or all of its functions, the “PBGC”) to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Company nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multiemployer plan (as defined in ERISA).  The Company and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property equals or exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Company or any commonly controlled entity to the PBGC or the Plan under Title IV or ERISA; and neither the Company nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

4.27.                        Fees/Commissions. The Company has not agreed to pay any finder’s fee, commission, origination fee or other fee or charge to any person or entity with respect to or as a result of the consummation of the Transactions.

4.28.                        Disclosure.  No representation or warranty made as of the date hereof by the Company contained in this Agreement, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained herein or therein not misleading.

4.29.                        No Undisclosed Liabilities.  To the best knowledge of the Company, the Company has no debt, liability or obligation of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the consolidated audited balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2002, and the unaudited consolidated balance sheet as of and for the six months ended June 30, 2003 and current liabilities incurred in the ordinary course of business since the respective dates thereof.

4.30.                        Survival. The representations and warranties of the Company contained in this Agreement shall survive until the second anniversary of the date of this Agreement.

5.                                       Representations and Warranties of Spescom.  Each of Spescom and Spescom UK, severally, represents and warrants to the Company that the following are true and accurate as of the Effective Date and as of the Closing Date:

5.1.                              Corporate Status. Spescom is a corporation duly organized, validly existing and in good standing under the laws of South Africa.  Spescom UK is a corporation duly organized and in good standing under the laws of the United Kingdom.

5.2.                              Authorization. Each of Spescom and Spescom UK has full legal right, power and authority to enter into and perform its obligations under this Agreement and any other document executed and delivered by it in connection herewith.  The execution and delivery of this Agreement and any other document executed and delivered by each of Spescom and Spescom UK in connection herewith, and the performance by Spescom or Spescom UK, as applicable, of its obligations hereunder and/or thereunder are within its corporate powers. The officer(s) executing this Agreement and any other document executed and delivered by Spescom and Spescom UK in connection herewith, is duly authorized to act on behalf of the applicable corporation.

5.3.                              Validity and Binding Effect. This Agreement and any other document executed and delivered by Spescom and Spescom UK in connection herewith are the legal, valid and binding obligations of Spescom and Spescom UK, enforceable against each in accordance with their respective terms.

5.4.                              Accredited Investor; Investment Intent. In connection with the issuance and sale of the Preferred Shares pursuant to this Agreement, each of Spescom and Spescom UK, severally, further represents and warrants to the Company as follows:

5.4.1.                     It is acquiring the Preferred Shares for its own account as principal, for investment, and not with a view to the distribution or resale thereof, in whole or in part, in violation of the Securities Act or any applicable state securities law, and it has no present intention of selling, negotiating or otherwise disposing of the Preferred Shares.

5.4.2.                     It understands that (i) the Preferred Shares have not been registered under the Securities Act, and as such, such Preferred Shares are “restricted securities” as defined in Rule 144; (ii) the Preferred Shares may not be resold unless they are registered under the Securities Act or unless an exemption therefrom is available; (iii) the availability of Rule 144 for the sale and transfer of the Preferred Shares is limited, and that certain conditions and events must exist and occur before it would be able to utilize Rule 144 in connection with the sale or other disposition of the Preferred Shares.

5.4.3.                     It is an “accredited investor” under Rule 501(a) under the Securities Act.  It understands that its investment in the Preferred Shares involves a high degree of risk.  It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments contemplated by this Agreement.  It has been afforded, to its satisfaction, the opportunity to review the financial and other information which it has requested from the Company, and to obtain such additional publicly available information concerning the Company and its business, and to ask such questions and receive such answers (based upon publicly available information), as it deems necessary to make an informed investment decision.

5.4.4.                     It understands that the Preferred Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the U.S. securities laws and that the Company is relying of the truth and accuracy of, and its  compliance with, the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of it to acquire the Preferred Shares.

5.4.5.                     Notwithstanding anything in this Section 5.4 to the contrary, it may transfer and assign its rights and obligations under this Agreement to one or more of its wholly-owned subsidiaries, provided that any such subsidiary shall agree to become bound by the terms of this Agreement, including the representations and warranties contained in this Section 5.4, and provided, further that Spescom and Spescom UK, as applicable, shall remain liable for the performance of its obligations hereunder notwithstanding any such assignment.

5.5.                              Governmental Consents.  Neither Spescom nor Spescom UK is required to obtain any consent, authorization or order of, or make any filing or registration with, any court of governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or purchase the Preferred Shares in accordance with terms hereof.

5.6.                              Ownership of Closing Date Indebtedness.  Spescom and Spescom UK own, or in the case of indebtedness accruing between the date hereof and the Closing Date, will own, the Closing Date Indebtedness free and clear of all Encumbrances, and none of the rights of Spescom or Spescom UK thereunder have been sold, transferred or assigned by either of them.

5.7.                              Survival. The representations and warranties of Spescom and Spescom UK contained in this Agreement shall survive until the second anniversary of the date of this Agreement.

6.                                       Conditions to Obligations of the Company. The obligations of the Company to consummate the Transactions is subject to the satisfaction of, or waiver by the Company of, the following conditions prior to or contemporaneously with the Closing, unless otherwise indicated:

6.1.                              The representations and warranties made by Spescom and Spescom UK in this Agreement shall be true and correct in all material respects as of the Closing, as if made at and as of the Closing Date, and each of Spescom and Spescom UK shall have complied with the covenants, agreements, and obligations set forth in this Agreement and required to be performed by each of them at or before the Closing;

6.2.                              There shall not be any order, decree, injunction, or judgment enjoining the consummation of this Agreement;

6.3.                              The board of directors and, to the extent required by law, the shareholders of the Company shall have approved of the Transactions; and

6.4.                              Any consents or approvals required to be obtained from any third party, and any amendments of agreements which shall be necessary to permit the consummation of the Transactions on the Closing Date, shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to the Company and the Company’s counsel.

7.                                       Conditions to Obligations of Spescom. The obligation of Spescom and Spescom UK to consummate the Transactions is subject to the satisfaction of, or the waiver by Spescom of, the following conditions prior to or contemporaneously with the Closing, unless otherwise indicated:

7.1.                              The representations and warranties made by the Company in this Agreement shall be true and correct in all material respects as of the Closing, as if made at and as of the Closing Date, and the Company shall have complied with the covenants, agreements, and obligations set forth in this Agreement and required to be performed by it at or before the Closing;

7.2.                              There shall not be any order, decree, injunction, or judgment enjoining the consummation of this Agreement;

7.3.                              The board of directors and, to the extent required by law, the shareholders of the Company shall have approved of the Transactions;

7.4.                              Any consents or approvals required to be obtained from any third party, and any amendments of agreements which shall be necessary to permit the consummation of the Transactions on the Closing Date, shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to Spescom and Spescom’s counsel;

7.5.                              Spescom shall have obtained the Reserve Bank Approval, if required.

7.6.                              The Company shall have delivered to each of Spescom and Spescom UK the following:

7.6.1.                     a copy of the Certificate of Determination filed with the Secretary of State of the State of California; and

7.6.2.                     a certificate as to the legal existence and good standing of the Company from the Secretary of State of the State of California.

7.7.                              The Company shall have delivered to Spescom and Spescom UK an officer’s certificate, dated the Closing Date, signed by the President or Chief Financial Officer of the Company, substantially in the form attached hereto as Exhibit C;

7.8.                              All proceedings taken in connection with the Transactions, and all documents necessary to the consummation thereof, shall be reasonably satisfactory in form and substance to Spescom and Spescom’s counsel, and the Company shall have delivered to each of Spescom and Spescom UK a certificate, dated the Closing Date, signed by the Secretary of the Company, substantially in the form attached hereto as Exhibit D; and

7.9.                              Each of Spescom and Spescom UK shall have received the opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company, dated the Closing Date, addressed to Spescom and Spescom UK, in form and substance satisfactory to Spescom’s and Spescom UK’s counsel.

8.                                       Covenants.

8.1.                              Covenants From and after the Closing Date:

8.1.1.                     Corporate Existence, Etc.  The Company will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its corporate existence and good standing, its qualification and good standing as a foreign corporation in each jurisdiction where such qualification is required by applicable law except where the failure to so qualify would not constitute a Material Adverse Event, and all licenses and permits necessary to the proper conduct of its business.

8.1.2.                     Maintenance, Etc.  The Company will maintain, preserve and  keep, and will cause each Subsidiary to maintain, preserve and keep, its  properties and assets which are used or useful in the conduct of its business  (whether owned in fee or pursuant to a leasehold interest) in good repair and  working order and from time to time will make all necessary repairs,  replacements, renewals and additions so that at all times the efficiency  thereof shall be maintained.

8.1.3.                     Insurance.  The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable  insurers with respect to their respective properties and business in such  forms and amounts and against such risks, casualties and contingencies as are  customary for corporations of comparable size and condition (financial and  otherwise) engaged in the same or a similar business and owning and operating  similar properties.

8.1.4.                     Taxes, Claims for Labor and Materials.  Except where failure to do so does not and would not constitute a Material Adverse Event, the Company will  promptly pay and discharge, and will cause each Subsidiary promptly to pay  and discharge, (i) all lawful taxes, assessments and governmental charges or  levies imposed upon the property or business of the Company or such  Subsidiary, respectively, (ii) all trade accounts payable in accordance with  usual and customary business terms, and (iii) all claims for work, labor or  materials, which if unpaid might become a lien or charge upon any property of  the Company or such Subsidiary; provided the Company or such Subsidiary shall  not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is  being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such  Subsidiary or any material interference with the use thereof by the Company  or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside  on its books, reserves deemed by it to be adequate with respect thereto.

8.1.5.                     Compliance With Laws, Agreements, Etc.  Except where failure  to do so does not and would not constitute a Material Adverse Event and except where failure to do so does not and would not constitute a Material Adverse Event, the  Company shall maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and  local laws, regulations and ordinances, and such laws, regulations and ordinances of foreign jurisdictions, governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses,  franchises, indentures and mortgages to which the Company is a party or by which the Company or any of its properties is bound.  Except where failure to do so does not and would not constitute a Material Adverse Event, without limiting the foregoing, the Company shall pay all of its indebtedness promptly and substantially in accordance with the terms thereof.

8.1.6.                     ERISA Matters.  If the Company has in effect, or hereafter  institutes, a Plan, then the following covenants shall be applicable during  such period as any such Plan shall be in effect:  (i) throughout the  existence of the Plan, the Company’s contributions under the Plan will meet  the minimum funding standards required by ERISA, if any, and the Company will not  institute a distress termination of the Plan; and (ii) the Company will send to Spescom and Spescom UK a copy of any notice of a reportable event (as defined in ERISA)  required by ERISA to be filed with the Labor Department or the PBGC, at the  time that such notice is so filed.

8.1.7.                     Books and Records: Rights of Inspection.  The Company will  keep, and will cause each Subsidiary to keep, proper books of record and  account in which full and correct entries will be made of all dealings or  transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently maintained.  The  Company shall permit a representative of Spescom or Spescom UK, as applicable, to visit any of its  properties and inspect its corporate books and financial records, and will discuss its accounts, affairs and finances with a representative of Spescom or Spescom UK, during reasonable business hours, at such times as Spescom or Spescom UK, as applicable, may  reasonably request.

8.1.8.                     Reports.  The Company will furnish to each of Spescom and Spescom UK the following reports:

(a)                                  Quarterly Statements.  As soon as available and in any event  within 45 days after the end of each quarterly fiscal period (except the  last) of each fiscal year, copies of the following, in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail:

(i)                                     consolidated balance sheets of the Company and Subsidiaries as of the close of the three-month period then ended, setting forth in comparative form the consolidated figures at the end of the preceding fiscal year,

(ii)                                  consolidated statements of income of the Company and Subsidiaries for the three-month period then ended, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and

(iii)                               consolidated statements of cash flows of the Company and Subsidiaries for the portion of the fiscal year ending with such three-month period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year.

(b)                                 Annual Statements.  As soon as available and in any event  within 90 days after the close of each fiscal year of the Company, copies of the following, in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing or a firm reasonably acceptable to Spescom and Spescom UK:

(i)                                     consolidated balance sheets of the Company and Subsidiaries as of the close of such fiscal year, and

(ii)                                  consolidated statements of income and changes in shareholders equity and cash flows of the Company and Subsidiaries for such fiscal year.

(c)                                  SEC and Other Reports.  Promptly upon their becoming  available, one copy of each financial statement, report, notice or proxy  statement sent by the Company to stockholders generally and of each  periodic or current report, and any registration statement or prospectus  filed by the Company or any Subsidiary with any securities exchange or  the SEC or any successor agency, and copies of any orders in any  proceedings to which the Company or any of its Subsidiaries is a party,  issued by any governmental agency, federal or state, having jurisdiction  over the Company or any of its Subsidiaries.  The Company specifically  covenants to timely file each such item required to be filed with the  SEC and each state requiring securities laws filings; and

8.1.9.                     Pipeline Report and Other Requested Information.  Within  five business days of request by Spescom and/or Spescom UK, as applicable, the Company’s internal pipeline report, and with reasonable promptness, such financial data and other  information relating to the business of the Company as Spescom may  from time to time reasonably request.

8.1.10.               Annual Plan.  The Board of Directors shall adopt no later than the thirty-first day of each fiscal year, a financial plan for the Company, which shall include at least a projection of income and expenses (including capital expenditures) and a projected cash flows statement for each quarter in such fiscal year, and a projected balance sheet as of the end of each quarter in such fiscal year (the “Annual Plan”).  The Annual Plan may only be amended or revised, in any material manner, with the written approval of the Board of Directors.

8.1.11.               Further Assurances.  Each party will each take  all actions reasonably requested by the other party to effect the Transactions and the other Operative Documents.

8.1.12.               Expiration of Covenants.  The covenants contained in this Section 8.1 shall expire on the earlier of (a) the fifth anniversary of the Closing Date, or (b) such date when Spescom (together with its Affiliates) holds less than 15% of the Preferred Shares.

8.2.                              Board and Shareholder Approval.  As soon as practicable after the Closing, but in no event later than December 31, 2003, the Company shall obtain the requisite approvals from the Board of Directors and its shareholders to amend the Company’s Certificate of Incorporation so as to increase the authorized number of shares of common stock by an amount sufficient for the holders of Preferred Shares, when converted, to receive such number of duly authorized shares of common stock into which the Preferred Shares are convertible.  The Company shall maintain a reserve for issuance a number of shares of common stock issuable upon the conversion of the Preferred Shares.

9.                                       Indemnification and Limitation on Liability.

9.1.                              Indemnification and Payment of Damages by the Company.  The Company will indemnify and hold harmless each of Spescom and Spescom UK, and their respective stockholders, controlling persons, and Affiliates (collectively, the “Indemnified Persons”), for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with: (a) any breach of any representation or warranty made by the Company in this Agreement, the Disclosure Schedule,  or in any certificate delivered by the Company pursuant to this Agreement, (b) any breach by the Company of any covenant or obligation of the Company in this Agreement, or (c) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with the Company (or any Person acting on its behalf) in connection with any of the Transactions.

9.2.                              Indemnification and Payment of Damages by Spescom. Each of Spescom and Spescom UK, severally, will indemnify and hold harmless the Company, and will pay to the Company the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by it in this Agreement or in any certificate delivered by it pursuant to this Agreement, (b) any breach by it of any covenant or obligation of it in this Agreement, or (c) any claim by any Person against it for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with it (or any Person acting on its behalf) in connection with any of the Transactions.

10.                                 Miscellaneous.

10.1.                        Governing Law, Venue and Jurisdiction.  This Agreement is governed by and construed in accordance with the laws of the State of California, irrespective of California’s choice-of-law principles.  Except as provided for in Section 10.14 and elsewhere herein, all actions and proceedings arising in connection with this Agreement must be tried and litigated exclusively in the State or Federal courts located in the County of San Diego, State of California, which courts have personal jurisdiction and venue over each of the parties to this Agreement for the purpose of adjudicating all matters arising out of or related to this Agreement.  Each party authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices set forth in this Agreement.

10.2.                        Further Assurances.  Each party to this Agreement shall execute and deliver all instruments and documents and take all actions as may be reasonably required or appropriate to carry out the purposes of this Agreement.

10.3.                        Time of Essence.  Time and strict and punctual performance are of the essence with respect to each provision of this Agreement.

10.4.                        Attorney’s Fees.  The prevailing party(ies) in any litigation, arbitration, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party(ies) all costs, expenses, and actual attorney’s fees (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney’s fees.

10.5.                        Modification.  This Agreement may be modified only by a contract in writing executed by the party to this Agreement against whom enforcement of the modification is sought.

10.6.                        Prior Understandings.  This Agreement and all documents specifically referred to and executed in connection with this Agreement:  (a) contain the entire and final agreement of the parties to this Agreement with respect to the subject matter of this Agreement, and (b) supersede all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Agreement.

10.7.                        Interpretation.  Whenever the context so requires in this Agreement, all words used in the singular may include the plural (and vice versa).  The terms “includes” and “including” do not imply any limitation.  No remedy or election under this Agreement is exclusive, but rather, to the extent permitted by applicable law, each such remedy and election is cumulative with all other remedies at law or in equity.  The Section headings in this Agreement:  (a) are included only for convenience, (b) do not in any manner modify or limit any of the provisions of this Agreement, and (c) may not be used in the interpretation of this Agreement.

10.8.                        Partial Invalidity.  Each provision of this Agreement is valid and enforceable to the fullest extent permitted by law.  If any provision of this Agreement (or the application of such provision to any person or circumstance) is or becomes invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability.

10.9.                        Notices.  Each notice and other communication required or permitted to be given under this Agreement (“Notice”) must be in writing.  Notice is duly given to another party upon:  (a) hand delivery to the other party, (b) receipt by the other party when sent by facsimile to the address and number for such party set forth below (provided, however, that the Notice is not effective unless a duplicate copy of the facsimile Notice is promptly given by one of the other methods permitted under this Section), (c) three business days after the Notice has been deposited with the United States postal service as first class certified mail, return receipt requested, postage prepaid, and addressed to the party as set forth below, or (d) the next business day after the Notice has been deposited with a reputable overnight delivery service, postage prepaid, addressed to the party as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery-service-provider.

If to Spescom: Spescom Limited
Spescom Park
Cnr Alexandra & Second Street
Halfway House
Midrand 1685
South Africa
Telecopier: 2711-266-1707
Attention: Hilton Isaacman

with a copy to: Solomon Ward Seidenwurm & Smith, LLP
401 B Street, Suite 1200
San Diego, California 92101

Telecopier: (619) 231 4755
Attention: Norman L. Smith, Esq.

If to the Company:	Altris Software, Inc.
9339 Carroll Park Drive
San Diego, California 92121
Facsimile No.: (858) 546-7671
Attention: Carl Mostert

with a copy to:	Gibson, Dunn & Crutcher LLP
1881 Page Mill Road
Palo Alto, California 94304
Facsimile No.: (650) 849-5083
Attention: Russell C. Hansen, Esq.

Each party shall make a reasonable, good faith effort to ensure that it will accept or receive Notices to it that are given in accordance with this Section.  A party may change its address for purposes of this Section by giving the other party(ies) written notice of a new address in the manner set forth above.

10.10.                  Waiver.  Any waiver of a default or provision under this Agreement must be in writing.  No such waiver constitutes a waiver of any other default or provision concerning the same or any other provision of this Agreement.  No delay or omission by a party in the exercise of any of its rights or remedies constitutes a waiver of (or otherwise impairs) such right or remedy.  A consent to or approval of an act does not waive or render unnecessary the consent to or approval of any other or subsequent act.

10.11.                  Drafting Ambiguities.  Each party to this Agreement and its legal counsel have reviewed and revised this Agreement.  The rule of construction that ambiguities are to be resolved against the drafting party or in favor of the party receiving a particular benefit under an agreement may not be employed in the interpretation of this Agreement or any amendment to this Agreement.

10.12.                  Third Party Beneficiaries.  Nothing in this Agreement is intended to confer any rights or remedies on any person or entity other than the parties to this Agreement and their respective successors-in-interest and permitted assignees, unless such rights are expressly granted in this Agreement to another person.

10.13.                  Authority.  Each of the individuals signing below on behalf of an entity represents and warrants that it is fully authorized to do so on behalf of such entity.

10.14.                  Arbitration. Arbitration constitutes the sole and exclusive remedy for the settlement of any dispute or controversy concerning this Agreement, any other agreements between the parties or the rights of the parties under such agreements, including whether the dispute or controversy is arbitrable. If any other agreement subsisting between Spescom and the Company provides for arbitration of any dispute and such arbitration provision is different than the arbitration set forth in this Section 11.14, this Section 11.14 shall prevail and apply.  The arbitration proceeding will be conducted in San Diego, California, before a single arbitrator under the Commercial

Arbitration Rules of the American Arbitration Association in effect at the time a demand for arbitration is made.  The single arbitrator shall be a former or retired judge of a California Superior Court or a U.S. Federal Court (having appointment under Article 3 of the U.S. Constitution). California law governs this Agreement, irrespective of California’s or any other jurisdiction’s choice-of-law principles.  To the extent that there is any conflict between the rules of the American Arbitration Association and this arbitration clause, this clause will govern and determine the rights of the parties. The decision of the arbitrator, including the determination of the amount of any damages suffered, will be exclusive, final, and binding on all parties, their heirs, executors, administrators, successors, and assigns, as applicable, and judgment thereon may be entered in any court of competent jurisdiction.  The costs of arbitration, including administrative fees, fees for a record and transcript, and the arbitrator’s fees, as well as reasonable attorney’s fees will be awarded to the party determined by the arbitrator to be the prevailing party.  The parties incorporate the provisions of California Code of Civil Procedure Section 1283.05 into this Agreement and make those provisions part of and applicable to any proceedings arising under the terms of this Agreement.

10.15.                  Survival of Agreements.  All  covenants, agreements, representations, and warranties made herein shall survive the execution and delivery hereof and remain in full force and effect, notwithstanding any investigation made at any time by or on behalf of any party hereto.

10.16.                  Parties in Interest. All representations, covenants, and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether so expressed or not.

10.17.                  Waiver of Conflict of Interest.  The parties acknowledge that (a) Solomon Ward Seidenwurm & Smith, LLP (“SWSS”) has previously represented each of the Company, Spescom and Spescom UK; (b) the Company is not currently being represented by SWSS in relation to the Agreement; (c) Agreement has been prepared by SWSS exclusively as counsel to Spescom and Spescom UK; (d) the Company has been advised of the advisability of retaining its  own legal counsel;  (e) they understand that the interests of the Company, on the one hand, and Spescom and Spescom UK, on the other hand, with respect to this Agreement are necessarily opposed, and if SWSS were representing the Company in relation to the Agreement, then SWSS might advise the Company that certain clauses be added, deleted or drafted differently; (f) they have been advised of the conflict of interest and have agreed to waive any conflict of interest that may arise as a result of the involvement of SWSS; (g) SWSS may continue to represent the Company in connection with matters as to which Spescom and/or Spescom UK is (are) not a party(ies) and which are not related to this Agreement.

ALTRIS SOFTWARE, INC., a California corporation

By:	/s/ John W. Low
Name:	John W. Low
Title:	Chief Financial Officer

SPESCOM LIMITED, a South African corporation

By:	/s/ H. J. Isaacman
Name:	H. J. Isaacman
Title:	Chief Financial Officer

SPESCOM LTD., a United Kingdom corporation

By:	/s/ H. J. Isaacman
Name:	H. J. Isaacman
Title:	Chief Financial Officer